UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2013

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P.A.M. TRANSPORTATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2013, the Annual Meeting of Stockholders of the Company was held, at which meeting six directors were elected to serve as the Board of Directors until the next Annual Meeting of Stockholders and the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the calendar year 2013 was ratified. Final vote tabulations are indicated below:

(1)     Election of six director nominees to serve until the date of the next Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Frederick P. Calderone	6,015,439	1,947,577	518,212
Daniel H. Cushman	6,620,246	1,342,770	518,212
W. Scott Davis	7,715,605	247,411	518,212
Manuel J. Moroun	6,137,152	1,825,864	518,212
Matthew T. Moroun	6,137,152	1,825,864	518,212
Daniel C. Sullivan	7,710,647	252,369	518,212

(2)     Proposal to ratify Grant Thornton LLP as the Company’s independent registered public accounting firm for 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,404,620	76,608	0	0

Abstentions and broker non-votes were included in the calculation of the number of shares considered to be represented at the meeting, but were not included as votes cast on a proposal. Therefore, abstentions and broker non-votes did not have the effect of a vote for or against the proposal and were not counted in determining the number of votes required for approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: May 24, 2013	By:	/s/ Daniel H. Cushman
Daniel H. Cushman President and Chief Executive Officer